EXHIBIT 2

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of December 17, 2018, by and among Headwater Lawson Investors, LLC, a Delaware limited liability company (the “Purchaser”) and the sellers (each, a “Seller” and collectively, the “Sellers”) identified on such signature pages hereto. Throughout this Agreement, each of the Purchaser and the Sellers may be referred to individually as a “Party” and collectively as the “Parties”. All obligations of the Sellers hereunder shall be several and not joint.

WHEREAS, upon the terms and conditions set forth in this Agreement, each Seller desires to sell to the Purchaser, and the Purchaser desires to acquire from each Seller, all of the shares of common stock of Lawson Products, Inc., a Delaware corporation (the “Company”), held by each such Seller, identified on each respective Seller’s signature page hereto (the “Securities”), for a purchase price of $32.00 per share, payable in cash (the “Purchase Price”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound, hereby agree as follows:

1.	Definitions. As used in this Agreement, the following terms shall have the meanings ascribed or referred to in this Section 1:

a.	“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, another Person.

b.	“Agreement” has the meaning set forth in the Preamble.

c.	“Business Day” means any day other than a Saturday, Sunday or other day on which the commercial banks in New York, New York are authorized or required by law or executive order to remain closed.

d.	“Certificate” has the meaning set forth in Section 3(b)(ii)(1).

e.	“Closing” has the meaning set forth in Section 3(a).

f.	“Closing Date” has the meaning set forth in Section 3(a).

g.	“Company” has the meaning set forth in the Recitals.

h.

“Encumbrance” means any mortgage, deed of trust, charge, pledge, hypothecation, assignment, encumbrance, voting or other restriction, lien, option, preference, priority, right or other security interest or preferential arrangement of any kind whatsoever.

i.	“Evidence of Ownership” has the meaning set forth in Section 3(b)(ii)(1).

j.

“Governmental Authority” means any federal, state or local governmental or quasi-governmental instrumentality, agency, board, commission or department, or any regulatory agency, bureau, administration, commission or authority.

k.	“Loss” or “Losses” has the meaning set forth in Section 11(a).

l.

“Obligation” means, as to any Person, any agreement, undertaking, contract, charter document, indenture, mortgage, deed of trust, judgment, injunction, suit, award, decree or other instrument or order to which such Person is a party or by which such Person is bound.

m.	“Party” or “Parties” has the meaning set forth in the Preamble.

n.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or Governmental Authority.

o.	“Proof of Delivery” has the meaning set forth in Section 3(b)(ii)(1).

p.	“Purchase Price” has the meaning set forth in the Recitals.

q.	“Purchaser” has the meaning set forth in the Preamble.

r.

“Requirement of Law” means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license, franchise, or determination of an arbitrator, court or other Governmental Authority, in each case applicable to or binding upon such Person or any of such Person’s property, or to which such Person or any of such Person’s property is subject, or pertaining to any or all of the transactions contemplated by or referred to in this Agreement.

s.	“Securities” has the meaning set forth in the Recitals.

t.	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.

u.	“Securities Issuance Instructions” shall have the meaning set forth in Section 7(a).

v.	“Seller” and “Sellers” has the meaning set forth in the Preamble.

w.	“Seller’s Account” has the meaning set forth in Section 8(a).

x.	“Stock Power” has the meaning set forth in Section 3(b)(ii)(1).

2.

Purchase and Sale of Securities. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, each Seller agrees to sell, transfer and deliver to the Purchaser, and the Purchaser agrees to acquire from each Seller, at the Closing the Securities identified on each respective Seller’s signature page hereto, free and clear of any and all Encumbrances except for those restrictions imposed on transfer by applicable securities laws, in exchange for the Purchase Price.

3.	The Closing.

a.

Time and Place of the Closing. Subject to the satisfaction of the conditions set forth in Section 7 and Section 8 of this Agreement, the closing of the purchase and sale of the Securities (the “Closing”) will take place electronically, by exchange of documents and certificates contemplated hereby, on such date and at such time and place as is mutually agreed upon in writing by the Parties, but in no event earlier than January 2, 2019 and no later than February 1, 2019 (the “Closing Date”); provided, that in the event the Closing does not occur on or before January 18, 2019, the Purchaser shall deposit on January 18, 2019 with a mutually agreeable escrow agent (such agreement not to be unreasonably withheld, conditioned or delayed), $2,000,000 in cash as a deposit for the aggregate Purchase Price.

b.	Actions to be Taken at the Closing.

i.

By the Purchaser. The Purchaser shall, not later than 1:00 p.m., Eastern time on the Closing Date, transmit, via wire transfer to each Seller’s Account, the Purchase Price in same day immediately available funds.

ii.	By the Sellers. Each Seller, upon receipt of confirmation that the Purchase Price has been credited to such Seller’s Account, shall:

1.

deliver, or cause to be delivered, to the Company, by express overnight courier with proof of delivery (“Proof of Delivery”) from the courier requested, the original certificate or certificates representing the Securities (the “Certificate”), together with a duly executed stock power (the “Stock Power”), or if the Securities are held in uncertificated book-entry form the agreements or instruments giving rise to ownership of the Securities (the “Evidence of Ownership”), and the Securities Issuance Instructions; and

2.

thereafter deliver, or cause to be delivered, to the Purchaser by electronic transmission copies of the Stock Power together with the Certificate or Evidence of Ownership, as the case may be, and Proof of Delivery.

c.

If all conditions set forth in Section 8 with respect the Purchaser’s obligation to close are not satisfied with respect to one or more Sellers or one or more Sellers are not prepared to proceed with Closing for any other reason, the Purchaser shall close with respect to the non-defaulting Sellers, provided that all conditions set forth in Section 8 with respect the Purchaser’s obligation to close are satisfied with respect to such Sellers and such Sellers are prepared to proceed with Closing.

4.

Transfer Taxes. Each Seller shall prepare and file all returns and be liable for the payment of any federal, state, county, local, foreign and other sales, use, transfer, conveyance, documentary transfer, recording or similar tax imposed on the sale of the Securities by such Seller.

5.	Representations and Warranties of the Sellers. Each Seller hereby severally represents and warrants to the Purchaser:

a.

Power and Authority. If the Seller is an individual, such Seller has all requisite legal capacity to execute, deliver and perform its obligations under the terms of this Agreement. If the Seller is not an individual, such Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite power and authority to execute, deliver and perform its obligations under the terms of this Agreement.

b.

Authorization; No Contravention. The execution, delivery, and performance by the Seller of its obligations under the terms of this Agreement has been duly authorized by all necessary action on the part of the Seller and does not and shall not violate, conflict with, or result in any breach or contravention of, or the creation of any Encumbrance under, any Obligation of the Seller or Requirement of Law.

c.

Title to Securities. The Seller is the beneficial and/or record owner of the Securities identified on such Seller’s signature page hereto and has good and valid title to such Securities, free and clear of any and all Encumbrances except for those restrictions imposed on transfer by applicable securities laws. The Seller has the requisite power and authority to transfer the Securities identified on such Seller’s signature page hereto to the Purchaser and, upon delivery to the Company and the Purchaser of the Stock Power together with the Certificate or Evidence of Ownership, as the case may be, and the Securities Issuance Instructions, and subject to the Purchaser’s payment of the Purchase Price for such Securities, the Purchaser will acquire good and valid title to such Securities free and clear of any and all Encumbrances except for those restrictions imposed on transfer by applicable securities laws.

d.

Authorizations and Consents. No approval, consent, exemption, authorization or other action by, notice to or filing with the Company or any other Person, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the execution, delivery or performance of the Seller’s obligations under the terms of this Agreement, except for filings with the Securities and Exchange Commission relating to the Seller’s change in ownership of the Securities or consents that have already been obtained.

e.	No Distribution. The Seller is selling the Securities for its own account and not with a view toward or in connection with a distribution.

f.

No General Solicitation or Advertising. Neither the Seller, nor any Person acting on the Seller’s behalf, has engaged in any form of general solicitation or advertising (within the meaning of the Securities Act) in connection with the sale of the Securities.

g.	No Reliance on Others.

i.

The Seller, in connection with its decision to enter into this Agreement and sell the Securities being sold hereunder, has undertaken an independent analysis of the merits and risks of a sale of the Securities and is relying solely upon that analysis, the Seller’s own diligence investigation of the Company and the representations and warranties of the Purchaser set forth in Section 6.

ii.

The Seller has consulted with and relied upon the advice of its own representatives and advisors, and is not relying upon the Purchaser or its directors, officers, employees, members, partners, Affiliates, controlling Persons, agents or advisors, or any other Person acting on their behalf, for investment, legal, tax or other economic or technical advice related to the sale of the Securities.

iii.

The Seller has received, carefully reviewed and is familiar with the terms and conditions of this Agreement, and confirms that all requested documents pertaining to the Seller’s sale of the Securities to the Purchaser have been made available to the Seller and its representatives and advisors. The Seller and its representatives and advisors have had the opportunity to ask questions of, and receive answers from, the Purchaser, or a Person acting on the Purchaser’s behalf, concerning the terms of the sale of the Securities and additional information, to the extent that the Purchaser possesses such information or could acquire it without unreasonable effort or expense, and all such questions have been answered to the full satisfaction of the Seller.

iv.

The Seller is not selling the Securities as a result of or subsequent to any advertisement, article, notice or other communication published online or in any newspaper, magazine or similar media or broadcast over television or radio, any seminar or meeting, or any solicitation of a subscription by a Person not previously known to it in connection with sales of securities generally.

h.

Binding Agreement. This Agreement has been duly executed and delivered by the Seller, and constitutes the legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

i.

Litigation. There are no actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations pending or, to the knowledge of the Seller, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Seller purporting to enjoin or restrain the execution, delivery or performance of the Seller’s obligations under the terms of this Agreement.

6.	Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to each Seller:

a.

Power and Authority. The Purchaser is a Delaware limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite power and authority to execute, deliver and perform its obligations under the terms of this Agreement.

b.

Authorization; No Contravention. The execution, delivery, and performance by the Purchaser of its obligations under the terms of this Agreement has been duly authorized by all necessary action on the part of the Purchaser and does not violate, conflict with, or result in any breach or contravention of or the creation of any Encumbrance under, any Obligation of the Purchaser or Requirement of Law.

c.

Authorizations and Consents. No approval, consent, exemption, authorization or other action by, notice to or filing with the Company or any other Person, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the execution, delivery or performance of the Purchaser’s obligations under the terms of this Agreement, except for filings with the Securities and Exchange Commission relating to the Seller’s change in ownership of the Securities.

d.

Binding Agreement. This Agreement has been duly executed and delivered by the Purchaser, and constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

e.

Litigation. There are no actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations pending or, to the knowledge of the Purchaser, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Purchaser purporting to enjoin or restrain the execution, delivery or performance of the Purchaser’s obligations under the terms of this Agreement.

f.	No Reliance on Others.

i.

The Purchaser, in connection with its decision to enter into this Agreement and acquire the Securities being purchased hereunder, has undertaken an independent analysis of the merits and risks of an investment in the Securities and is relying solely upon that analysis, the Purchaser’s own diligence investigation of the Company and the representations and warranties of the Sellers set forth in Section 5.

ii.

The Purchaser has consulted with and relied upon the advice of its own representatives and advisors, and is not relying upon the Sellers or their respective directors, officers, employees, members, partners, Affiliates, controlling Persons, agents or advisors, or any other Person acting on their behalf, for investment, legal, tax or other economic or technical advice related to an investment in the Securities.

iii.

The Purchaser has received, carefully reviewed and is familiar with the terms and conditions of this Agreement, and confirms that all requested documents pertaining to the Purchaser’s purchase of the Securities from the Sellers have been made available to the Purchaser and its representatives and advisors. The Purchaser and its representatives and advisors have had the opportunity to ask questions of, and receive answers from, the Sellers, or a Person acting on the Sellers’ behalf, concerning the terms of the purchase of the Securities and additional information, to the extent that the Sellers possess such information or could acquire it without unreasonable effort or expense, and all such questions have been answered to the full satisfaction of the Purchaser.

iv.

The Purchaser is not purchasing the Securities as a result of or subsequent to any advertisement, article, notice or other communication published online or in any newspaper, magazine or similar media or broadcast over television or radio, any seminar or meeting, or any solicitation of a subscription by a Person not previously known to it in connection with investments in securities generally.

g.	Purchaser Sophistication; Accredited Investor.

i.

The Purchaser has such knowledge and experience in financial and business matters, and in investments similar to the purchase of the Securities, such that it is capable of making an informed investment decision with regard to the purchase of the Securities.

ii.	The Purchaser recognizes the highly speculative nature of the Securities and is able to bear the economic risk of an investment in the Securities.

iii.	The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

h.

Investment Intent. The Purchaser is acquiring the Securities for its own account for investment purposes only and with no present intention of distributing any of the Securities, or any arrangement or understanding with any other Persons regarding the distribution of the Securities. The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act, and any applicable state securities or blue sky laws. The Purchaser understands that any certificate may bear a restrictive legend and any book-entry may contain a restrictive notation as to the limitations on transfer.

7.

Conditions to the Sellers’ Obligation to Close. The obligation of each Seller to sell the Securities and to perform its other obligations hereunder shall be subject to the satisfaction on or prior to the Closing of each of the following conditions:

a.

Securities Issuance Instructions. The Purchaser shall have delivered to each Seller securities issuance instructions at least two (2) Business Days prior to the Closing (the “Securities Issuance Instructions”).

b.

Accuracy of Representations and Warranties. The representations and warranties of the Purchaser set forth in Section 6 of this Agreement shall be true and correct in all respects as of and on the date hereof and as of and on the Closing Date with the same effect as though such representations and warranties had been made on such date.

c.

Regulatory and Other Approvals. All approvals, consents, exemptions, authorizations or other actions by, notice to or filing with any Governmental Authority or any other Person necessary to comply with a Requirement of Law in connection with the transactions contemplated by this Agreement shall have been obtained, done or made, as applicable.

d.

Performance of Covenants and Agreements. The Purchaser shall have performed and complied in all material respects with all obligations, covenants and agreements contained in this Agreement required to be performed on or before the Closing Date.

8.

Conditions to the Purchaser’s Obligation to Close. The obligation of the Purchaser to purchase the Securities of a Seller and to perform its other obligations hereunder with respect to such Seller shall be subject to the satisfaction on or prior to the Closing of each of the following conditions (it being understood that the obligations of the Purchaser hereunder to purchase the Securities of such Seller shall not be conditioned on the satisfaction of the following conditions with respect to the other Sellers to this Agreement):

a.

Wire Transfer Instructions. At least two (2) Business Days prior to the Closing, such Seller shall have delivered to the Purchaser wire transfer instructions designating an account with a United States bank or other financial institution, (which may be such Seller’s DTC account in the case of book entry securities) for purposes of receiving the Purchase Price (each, a “Seller’s Account”).

b.

Accuracy of Representations and Warranties. The representations and warranties of such Seller set forth in Section 5 of this Agreement shall be true and correct in all respects as of and on the date hereof and as of and on the Closing Date with the same effect as though such representations and warranties had been made on such date.

c.

Regulatory and Other Approvals. All approvals, consents, exemptions, authorizations or other actions by, notice to or filing with any Governmental Authority or any other Person necessary to comply with a Requirement of Law in connection with the transactions contemplated by this Agreement with respect to such Seller shall have been obtained, done or made, as applicable.

d.

Performance of Covenants and Agreements. Such Seller shall have performed and complied in all material respects with all obligations, covenants and agreements contained in this Agreement required to be performed on or before the Closing Date.

9.

Restrictions on Transfer. From the date hereof until and including the Closing Date, each Seller agrees and covenants that it will not, directly or indirectly, (i) sell, transfer, assign or otherwise dispose of any or all of the Securities or any interest in the Securities owned by such Seller to any other Person or (ii) otherwise place or suffer to exist any Encumbrance on any or all of the Securities owned by such Seller.

10.

Further Assurances. Subject to the terms and conditions of this Agreement, the Parties shall use their respective reasonable best efforts to take, or cause to be taken, all appropriate actions, to do, or cause to be done, and assist and cooperate with the Company or any other Person in doing, all things necessary, proper or advisable to consummate, in the most expeditious manner practicable, the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, (a) each Seller shall (i) use its reasonable best efforts to cause the Company to effectuate the transfer of the Securities in accordance with the Securities Issuance Instructions as promptly as practicable after the Closing, (ii) use its reasonable best efforts to satisfy the conditions set forth in Section 8 prior to the Closing, including using its reasonable best efforts to obtain all approvals, consents, exemptions, authorizations or other actions by, notice to or filing with any Governmental Authority or any other Person necessary to comply with a Requirement of Law in connection with the transactions contemplated by this Agreement and (iii) deliver, or cause the delivery of, the deliveries contemplated by Section 8(a), and (b) the Purchaser shall (i) use its reasonable best efforts to satisfy the conditions set forth in Section 7 prior to the Closing, including using its reasonable best efforts to obtain all approvals, consents, exemptions, authorizations or other actions by, notice to or filing with any Governmental Authority or any other Person necessary to comply with a Requirement of Law in connection with the transactions contemplated by this Agreement and (ii) deliver, or cause the delivery of, the deliveries contemplated by Section 7(a).

11.	Indemnification.

a.

Each Seller, severally and not jointly, agrees to hold the Purchaser and its directors, officers, employees, members, partners, Affiliates, controlling Persons and agents and representatives, and any other Person acting on their behalf, harmless, and to indemnify them against any and all losses, claims, damages, liabilities, costs and expenses, including the reasonable costs and expenses of legal counsel (each, a “Loss” and collectively, the “Losses”), incurred as a result of: (i) any misrepresentation or breach of any representation or warranty made by such Seller in Section 5 of this Agreement or (ii) any breach or violation of any covenant or agreement of such Seller contained herein.

b.

The Purchaser agrees to hold the Sellers and their respective directors, officers, employees, members, partners, Affiliates, controlling Persons and agents, and any other Person acting on their behalf, harmless, and to indemnify them against any and all Losses incurred as a result of: (i) any misrepresentation or breach of any representation or warranty made by the Purchaser in Section 6 of this Agreement or (ii) any breach or violation of any covenant or agreement of the Purchaser contained herein.

12.	Termination of Agreement.

a.	Termination. This Agreement may be terminated:

i.	at any time prior to the Closing by mutual written consent of the Parties; or

ii.

at the election of the Purchaser with respect to a Seller by written notice to such Seller, if the Closing with respect to such Seller’s Securities shall not have occurred by the Closing Date, unless such date is extended by mutual written consent of the Parties; provided, however, that the right to terminate this Agreement pursuant to this Section 12(a)(ii) shall not be available with respect to such Seller if the Purchaser’s breach of any representation, warranty, covenant or agreement under this Agreement has been the cause of, or resulted in, the failure of the Closing with respect to such Seller to occur on or before the Closing Date; provided that this Agreement shall not terminate with respect to the other Sellers for whom the Purchaser has not elected to terminate this Agreement pursuant to this Section 12(a)(ii).

iii.

at the election of a Seller (but solely with respect to such Seller’s rights and obligations under this Agreement and not with respect to the other Sellers) by written notice to the Purchaser, if the Closing with respect to such Seller’s Securities shall not have occurred by the Closing Date, unless such date is extended by mutual written consent of the Parties; provided, however, that the right to terminate this Agreement pursuant to this Section 12(a)(iii) shall not be available if such Seller’s breach of any representation, warranty, covenant or agreement under this Agreement has been the cause of, or resulted in, the failure of the Closing with respect to such Seller to occur on or before the Closing Date; provided that this Agreement shall not terminate with respect to the Purchaser and any other Seller unless such Seller has elected to terminate this Agreement pursuant to this Section 12(a)(iii).

b.	Survival. If this Agreement is terminated in accordance with Section 12(a) and the transactions contemplated hereby are not consummated, then:

i.	except for the provisions of this Section 12(b), and the provisions of Section 13, this Agreement shall become null and void, and of no further force and effect; and

ii.

none of the Parties shall have any liability for damages (including, without limitation, actual, compensatory, speculative, indirect, unforeseeable or consequential damages, or lost profits) resulting from the termination of this Agreement; provided that the foregoing shall not relieve any Party from any liability for such Party’s willful breach of any of its representations, warranties, covenants and agreements contained in this Agreement prior to the termination of this Agreement.

13.	Miscellaneous.

a.

Survival of Representations and Warranties. All of the representations and warranties made by the Parties in Sections 5 and 6 hereof shall survive the execution and delivery of this Agreement indefinitely.

b.	Expenses. Each Party hereto shall bear its own fees and expenses incurred in connection with the transactions contemplated by this Agreement.

c.	Notices.

i.

All notices, requests, demands and other communications provided for or permitted under this Agreement shall be in writing and mailed, emailed, faxed or delivered to the Parties at the address set forth on the signature page hereto.

ii.

All such notices, requests, demands and other communications shall be deemed effectively given on the earliest of: (A) the time of personal delivery, if delivery is in person; (B) when sent by confirmed electronic transmission, if transmitted during the normal business hours of the recipient, or, if not, on the following Business Day; (C) one (1) Business Day after deposit with an express overnight courier for deliveries within the United States (or two (2) Business Days for deliveries overseas), with proof of delivery from the courier requested; or (D) five (5) Business Days after deposit in the United States mail by certified mail (return receipt requested) for deliveries within the United States (or ten (10) Business Days for deliveries overseas).

iii.	Any Party may by notice given in accordance with this Section 13(c) designate another address or Person for receipt of notices hereunder.

d.

Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Parties hereto. Subject to applicable securities laws, the Purchaser may assign any of its rights under this Agreement to any of its respective Affiliates; provided, that each such assignee shall make the representations and warranties set forth in Section 6 of this Agreement and the Purchaser remains obligated under this Agreement to ensure that the Purchaser’s obligations hereunder are satisfied. The Sellers may not assign any of their rights under this Agreement without the prior written consent of the Purchaser. No Person other than the Parties hereto and their successors and permitted assigns, each as provided for herein, is intended to be a beneficiary of this Agreement.

e.

Specific Performance. The Parties agree that remedies at law would be inadequate remedies for any breach or threatened breach of this Agreement and that a Party shall be entitled to injunctive relief, specific performance or other equitable relief as a remedy for any breach or threatened breach of this Agreement by another Party, without the need to post any bond or undertaking. Any such remedy shall be cumulative of all of the rights and other remedies at law or in equity of the Parties under this Agreement.

f.

Amendments and Waivers. The failure by either Party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such Party. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived, generally or in a particular instance, and either retroactively or prospectively, only with the written consent of the Parties hereto.

i.

No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

ii.

Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by a Party from the terms of any provision of this Agreement, shall be effective: (A) only if it is made or given in writing, and signed by the Parties; and (B) only in the specific instance and for the specific purpose for which it is made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any Party in any case shall entitle such Party to any other or further notice or demand in similar or other circumstances.

g.

Counterparts. This Agreement may be executed in any number of counterparts and by the Parties hereto in separate counterparts, including by electronic transmission, each of which when so executed shall be deemed to be an original, and all of which when taken together shall constitute but one and the same Agreement.

h.

Entire Agreement. This Agreement, together with the exhibits hereto, constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof, and supersedes any and all prior or contemporaneous agreements and understandings, whether written or oral, relating to such subject matter.

i.

Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect, nor shall the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been a part of this Agreement.

j.

Confidentiality; Publicity and Disclosure. Neither Party shall make any public statements or issue any press releases with respect to this Agreement, its terms or the transactions contemplated herein; provided, however, that the foregoing shall not prohibit a Party from making any disclosure: (i) necessary to comply with a Requirement of Law; or (ii) to such Party’s attorneys, accountants, investment bankers or any other agent assisting in connection with the transactions contemplated by this Agreement.

k.

Further Assurances. Each of the Parties hereto shall execute and deliver such documents, agreements or instruments and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably necessary or appropriate to carry out the intent of this Agreement.

l.

Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, provided that the Parties agree that any litigation, claim or lawsuit directly or indirectly arising out of or related to this Agreement shall be instituted exclusively either in the courts, whether federal or state, located in New Castle County, Delaware and nowhere else. Each of the Parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any Party anywhere in the world, whether within or without the State of Delaware.

m.	WAIVER OF JURY TRIAL.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 13(m).

n.

Construction. The Parties agree that the language used in this Agreement shall be deemed to be the language chosen by them to express their mutual intent, and no rule of strict construction shall be applied against either Party.

o.	Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience and reference only and do not constitute a part of this Agreement.

p.

Gender and Number. Whenever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed as of the date first set above.

HEADWATER LAWSON INVESTORS, LLC

By:	/s/ J. Bryan King
Name: J. Bryan King
Title: President

[Signature Page to Securities Purchase Agreement]

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SELLER

By:	/s/ Charles Levun
Charles Levun, as trustee of the SLP 2003 Trust B under Sidney L. Port 2003 Descendants Trust

Number of shares of common stock of the Company sold to the Purchaser: 597,842

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SELLER

By:	/s/ Charles Levun
Charles Levun, as co-trustee of the Ronald B. Port Nonexempt Trust under Sidney L. Port 2001 Descendants Trust

By:	/s/ Ronald Port
Ronald Port, as co-trustee of the Ronald B. Port Nonexempt Trust under Sidney L. Port 2001 Descendants Trust

Number of shares of common stock of the Company sold to the Purchaser: 55,514

[Signature Page to Securities Purchase Agreement]

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SELLER

By:	/s/ Charles Levun
Charles Levun, as co-trustee of the Ronald B. Port Exempt Trust under Sidney L. Port 2001 Descendants Trust

By:	/s/ Ronald Port
Ronald Port, as co-trustee of the Ronald B. Port Exempt Trust under Sidney L. Port 2001 Descendants Trust

Number of shares of common stock of the Company sold to the Purchaser: 166,322

[Signature Page to Securities Purchase Agreement]

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SELLER

By:	/s/ Ronald Port
Ronald Port, on behalf of the RBP 2012 Trust D under Ronald B. Port 2012 Dynasty Trust

Number of shares of common stock of the Company sold to the Purchaser: 5,681

[Signature Page to Securities Purchase Agreement]

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SELLER

By:	/s/ Ronald Port
Ronald Port, on behalf of the RBP 2012 Trust J under Ronald B. Port 2012 Dynasty Trust

Number of shares of common stock of the Company sold to the Purchaser: 5,682

[Signature Page to Securities Purchase Agreement]

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SELLERS

By:	/s/ Ronald Port
Ronald Port, as trustee of the Ronald Port Revocable Trust and individually

Number of shares of common stock of the Company sold to the Purchaser: 33,113

3,260 (currently not vested)

[Signature Page to Securities Purchase Agreement]

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SELLER

By:	/s/ James Gardner
James Gardner, as co-trustee of the Jenna Walsh Exempt Trust

By:	/s/ Jenna Walsh
Jenna Walsh, as co-trustee of the Jenna Walsh Exempt Trust

Number of shares of common stock of the Company sold to the Purchaser: 213,348

[Signature Page to Securities Purchase Agreement]

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SELLER

By:	/s/ James Gardner
James Gardner, as co-trustee of the Samantha E. Borstein Exempt Trust

By:	/s/ Samantha E. Borstein
Samantha E. Borstein, as co-trustee of the Samantha E. Borstein Exempt Trust

Number of shares of common stock of the Company sold to the Purchaser: 247,082

[Signature Page to Securities Purchase Agreement]

[Signature page continues.]

SELLERS

By:	/s/ James S. Errant
James S. Errant, as trustee of the James S Errant Revocable Trust

By:	/s/ James S. Errant
James S. Errant, as trustee of the Sandra L Errant NON GST Marital Trust

By:	/s/ James S. Errant
James S. Errant, as trustee of the SP NON GST Family Trust

By:	/s/ James S. Errant
James S. Errant, as trustee of the Helen C Meyers UA Nov 15, 2001

By:	/s/ James S. Errant
James S. Errant, as trustee of the SP GST Family Trust

Number of shares of common stock of the Company sold to the Purchaser:

James S Errant Revocable Trust: 42,235

Sandra L Errant NON GST Marital Trust: 234,054

SP NON GST Family Trust: 7,891

Helen C Meyers UA Nov 15, 2001: 1,500

SP GST Family Trust: 100,263

[Signature Page to Securities Purchase Agreement]